State of Delaware
                        Office of the Secretary of State

I, EDWARD J.FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "BANKNORTH CAPITAL TRUST I" FILED IN THIS OFFICE ON THE NINTH DAY OF APRIL, A.D. 1997, AT 11:30 0'CLOCK A.M.


        (seal appears here)             /s/ Edward J. Freel
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 8412696
    2738647   8100                                      04-09-97
    971114867                                     DATE:

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                              CERTIFICATE OF TRUST
                                       OF
                           BANKNORTH CAPITAL TRUST I

THIS Certificate of Trust of Banknorth Capital I (the "Trust"), dated April 9, 1997, is being duly executed and filed by The First National Bank of Chicago, a national banking association, First Chicago Delaware Inc., a Delaware corporation, Thomas J. Pruitt, Neal R. Robinson and James D. Adams, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Act (12 Del.C.ss. 3801 et seq.).

               1. Name. The name of the business trust formed hereby is Banknorth Capital Trust I.

               2. Delaware Trustees. The name and business address of the trustee of the Trust in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

               3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

               IN WITNESS WHEREOF, the undersigned, being the trust, have executed this Certificate of Trust as of the date above written.


                                              THE FIRST NATIONAL BANK OF
                                              CHICAGO, as trustee

                                              By: /s/Richard D. Manella
                                              Name: Richard D. Manella
                                              Title: Vice President


                                              FIRST CHICAGO DELAWARE INC., as
                                              trustee

                                              By: /s/Richard D. Manella
                                              Name Richard D. Manella
                                              Title: Vice President

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                                              /s/ Thomas J. Pruitt
                                              THOMAS J. PRUITT, as trustee


                                              /s/ Neal E. Robinson
                                              NEAL E. ROBINSON, as trustee


                                              /s/ James D. Adams
                                              JAMES D. ADAMS, as trustee

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